EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of CRISPR Therapeutics AG for the registration of common shares, debt securities, warrants and units of our report dated March 10, 2017, with respect to the consolidated financial statements of Casebia Therapeutics LLP, included in the Annual Report (Form 10-K) of CRISPR Therapeutics AG for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 9, 2017